UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 20, 2013

NATIONAL BANKSHARES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street
Blacksburg, VA 24060
(Address of principal executive offices)

 (540) 951-6300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a).  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Management of National Bankshares, Inc. (the “Company”), and its wholly owned subsidiary National Bank (the “Bank”), on March 18, 2013 recommended to the Company’s Board of Directors and to the Bank’s Board of Directors, and the Company and Bank directors agreed on March 18, 2013, that the Company’s consolidated financial statements for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed March 8, 2013, should not be relied upon as a correct statement of the Company’s financial condition as of December 31, 2012.

Management determined that the 2012 consolidated financial statements should be restated to reflect reclassification of certain loans into non-accrual status. The Company will revise its 2012 consolidated financial statements to show $13,021,000 in its total nonperforming loans and $14,456,000 in its total nonperforming assets categories as of December 31, 2012. These revisions compare to the previous statement of $5,617,000 in total nonperforming loans and $7,052,000 in total nonperforming assets. The revisions are primarily the result of reclassification of several loans involving two banking relationships which were placed in non-accrual status after the financial statements were issued, but the non-accrual status was made effective as of December 31, 2012. These are preliminary estimates based on management’s current assessment, subject to completion of management’s final review of the Company’s amended and restated consolidated financials and audit by the Company’s independent registered public accounting firm. Management has discussed with the Company’s independent registered public accounting firm the matters disclosed in this Item 4.02 of this Current Report on Form 8−K.

These revisions will be reflected in an amendment to the Company’s Annual Report on Form 10−K for the fiscal year ended December 31, 2012 which will be filed on a subsequent date with the Securities and Exchange Commission. Management is currently working diligently to complete its restatement and to determine the precise effect on related calculations.

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    March 20, 2013

By: /s/ JAMES G. RAKES
James G. Rakes Chairman, President and CEO